EXHIBIT 99.1


                                                          [LOGO]
                                                 INSIGNIA SYSTEMS, INC.
                                         Contact: Scott Drill, President and CEO
                                              (763)392-6200; (800)874-4648

FOR IMMEDIATE RELEASE
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         INSIGNIA SYSTEMS, INC. EXPECTS TO REPORT FIRST QUARTER LOSS OF
              APPROXIMATELY $1,200,000 ON FIRST QUARTER REVENUE OF
           APPROXIMATELY $6,400,000 - ANTICIPATES MUCH IMPROVED SECOND
                     QUARTER RESULTS AND STRONG SECOND HALF

MINNEAPOLIS - APRIL 1, 2003 - Insignia Systems, Inc. (NASDAQ:ISIG) today reported that it expects to report a first quarter net loss of approximately $1,200,000 on total revenues of approximately $6,400,000. Insignia Point-of-Purchase Services (POPS) revenue is expected to be approximately $5,300,000, an increase of 10%, compared to $4,811,159 in the first quarter of fiscal year 2002. Total expected revenues of approximately $6,400,000, an increase of 6%, compares with $6,015,117 in the first quarter of fiscal year 2002. First quarter results include approximately $80,000 of severance expense related primarily to Insignia's Stylus and International businesses.

CEO Scott Drill stated, "While we are disappointed with the soft first quarter revenue, we are encouraged by the recent pick up in our POPSign business. We currently have in excess of $5,700,000 of POPS business booked for the second quarter with over two months of selling time remaining. In addition, we expect VALUStix will begin to generate revenue during the second quarter and ramp up in the second half of the year. Although our stock price has been under severe pressure during the first quarter, our POPS business is in the strongest position ever in the five year history of this business. We currently have 12,250 retailers in our network - 3,453 drug and 8,797 grocery. Our product line now includes in-store coupons, which is a larger market than in-store signage. Our brand customers have had years of successful sales lift results. Finally, our balance sheet has never been stronger. Despite the soft first quarter, we are still optimistic we can grow our POPS revenue to approximately $30,000,000 this year based on our recent sales improvement and our underlying fundamentals.

Drill went on to say, "We expect much improved second quarter results based on the $5,700,000 already booked and the steps we have taken to reduce our annual expense run rate by approximately $1,500,000. Last year's second quarter POPS revenue was $4,536,590."

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April 1, 2003  INSIGNIA SYSTEMS, INC. EXPECTS TO REPORT FIRST QUARTER LOSS


Insignia Systems, Inc. is an innovative developer and marketer of in-store promotional products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is contracted with more than 12,000 chain retail supermarkets and drug stores, including A&P, Kroger, Pathmark, Safeway and Rite Aid. Through the nationwide POPS network, over 160 major consumer goods manufacturers, including General Mills, Hormel Foods, Kellogg Company, Nestle, Pfizer, Procter & Gamble, S.C. Johnson & Son and Tyson Foods, have taken their brand messages to the point-of-purchase. For additional information, contact 888-474-7677, or visit the Insignia POPS Web site at www.insigniapops.com.
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This press release, as it relates to expectations regarding future sales and profitability, contains forward-looking statements regarding future performance of the Company. The Company's actual results could differ materially from these forward-looking statements as a result of a number of factors, including risks and uncertainty as described in the Company's SEC Form 10-K for the year ended December 31, 2002. The Company wishes to caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.


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